CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 333-14131 on Form N-4 of our report dated February 27, 2015, relating to the financial statements and financial highlights of Separate Account B of Pacific Life Insurance Company, comprised of Diversified Bond, Floating Rate Loan, High Yield Bond, Inflation Managed, Managed Bond, Short Duration Bond, American Funds® Growth, American Funds Growth-Income, Comstock, Dividend Growth, Equity Index, Focused Growth (formerly named Focused 30), Growth, Large-Cap Growth, Large-Cap Value, Main Street® Core, Mid-Cap Equity, Mid-Cap Growth, Small-Cap Growth, Small-Cap Index, Small-Cap Value, Health Sciences, Real Estate, Technology, Emerging Markets, International Large-Cap, International Value, American Funds Asset Allocation, and Fidelity VIP Money Market Service Class Variable Accounts (collectively, the “Variable Accounts”), appearing in the Annual Report on Form N-30D of Separate Account B of Pacific Life Insurance Company for the year ended December 31, 2014, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 13, 2015

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 32 to Registration Statement No. 333-14131 on Form N-4 of our report dated March 6, 2015 related to the consolidated financial statements of Pacific Life Insurance Company and Subsidiaries as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 13, 2015